Exhibit 99.2

FOR IMMEDIATE RELEASE

Investors & Media:

Julie D. Tracy
Sr. Vice President, Chief Communications Officer
Wright Medical Group, Inc.
(901) 290-5817
julie.tracy@wmt.com

Wright Medical Group, Inc. Announces Receipt of FDA Approvable Letter for Augment® Bone Graft

Breakthrough Therapeutics Option Offers Alternative to Autograft for Ankle and/or Hindfoot Fusion Procedures

Company Announces Third Quarter 2014 Revenue and Updates Revenue Guidance

Company to Host Third Quarter 2014 Earnings Call on November 5, 2014 at 3:30 p.m. Central Time

MEMPHIS, Tenn. – October 27, 2014 – Wright Medical Group, Inc. (NASDAQ: WMGI) today announced that its BioMimetic subsidiary has received an Approvable Letter from the U.S. Food and Drug Administration (FDA) for its Premarket Approval Application (PMA) for Augment® Bone Graft.

The approvable letter indicates that FDA determined Augment® Bone Graft to be safe and effective as an alternative to autograft for ankle and/or hindfoot fusion indications and is approvable subject to customary preapproval facilities inspections.

Robert Palmisano, president and chief executive officer of Wright Medical, stated, “Today’s positive news on the approvability of Augment Bone Graft is a major milestone that paves the way for commercialization in the U.S. and further underscores our strength in Biologics. Augment will provide clear benefits to patients and physicians and is expected to be a significant catalyst and meaningful new future growth driver for our business. We will work swiftly to address the inspection requirements set forth in the approvable letter and expect our U.S. foot and ankle commercial team to be ready to launch immediately upon final approval.”

Augment® Bone Graft would be the first clinically proven protein therapeutic to come to the U.S. orthopaedics market in over a decade, offering an alternative to autograft in ankle and/or hindfoot fusion procedures, which translates into an estimated market opportunity of approximately $300 million annually in the U.S.

The combination of two components, recombinant human Platelet-Derived Growth Factor (rhPDGF) and Beta-tricalcium phosphate (Beta-TCP), is key to the product candidate’s activities. rhPDGF-BB is intended to provide the biological stimulus for the in-growth and proliferation of osteoblasts, cells responsible for the formation of bone, while Beta-TCP provides a framework or scaffold for new bone growth to occur.

Palmisano continued, “The success can be attributed to everyone involved in the clinical trial, especially the study investigators and coordinators; our Augment R&D, regulatory and clinical teams; our partners and suppliers; and most importantly, the patients who participated in the first prospective, randomized study comparing Augment Bone Graft to autograft.”

The Company will work with the FDA to coordinate any preapproval inspections. Assuming satisfactory completion of this activity and receipt of a final approval order from the FDA, commercial sale and distribution of Augment® Bone Graft can begin in the U.S.

Dr. Christopher DiGiovanni, lead U.S. investigator for the Augment® Bone Graft North American pivotal trial and Chief of the Foot and Ankle Service of the Department of Orthopaedic Surgery at the Massachusetts General Hospital, said, “Ever since the first patient was enrolled in the pivotal trial in 2007, my fellow investigators and I have eagerly awaited the day when Augment Bone Graft would be available to U.S. surgeons. I believe Augment will become a valuable new therapeutic option as an alternative to autograft in ankle and/or hindfoot fusion procedures, especially as it offers, amongst other things, a clear patient benefit by avoiding secondary surgical sites for the harvest of the autograft tissue, which can result in prolonged harvest site pain in some patients.”

An investor presentation is available on Wright’s website at www.wmt.com in the investor relations section.

Third Quarter 2014 Revenue Results

Net sales from continuing operations totaled $71.3 million during the third quarter ended September 30, 2014, representing a 24% increase as reported and 24% increase on a constant currency basis compared to the third quarter of 2013.

U.S. foot and ankle revenue grew approximately 28% including the Solana Surgical and OrthoPro acquisitions. International revenue grew approximately 37% on a reported basis and 36% on a constant currency basis. Total ankle replacement sales grew 25%.

Palmisano said, “Our third quarter results, excluding total ankle, were negatively impacted by softer than anticipated results in our core U.S. foot and ankle business and in our international business. The rate of progress in our U.S. business is slower than we originally anticipated, and we have already taken steps to improve our sales execution by increasing focus on our core product categories. Additionally, we anticipate a more meaningful contribution in the coming quarters from sales reps and products acquired earlier this year. In our international business, demand remains strong but product mix has fluctuated, which has made supply planning challenging. Late in the quarter, we were unable to fill some international distributor orders, which resulted in unanticipated backorders and a revenue shortfall. In addition, currency rates moved negatively during the quarter. Accordingly, we are updating our revenue guidance for the year to account for these developments as well as any potential distraction related to today’s announcement regarding our transaction with Tornier.”

Palmisano continued, “We saw improved momentum in the U.S. exiting the third quarter and believe we have all the necessary ingredients for success. Our core sales drivers remain in place, including continued gains in U.S. foot and ankle sales force productivity and positive contribution from additional sales reps, acquired products and new product launches, in particular our INFINITY total ankle replacement system. The U.S. foot and ankle market is still strong, and we are confident we have the right products and strategy to achieve our growth goals. Our focus going forward will be on improving our execution to realize our full potential.”

Outlook

Based on its third quarter 2014 sales results and recent developments, the Company is updating its full year 2014 revenue guidance to be in the range of $298 million to $302 million, representing growth of 23% to 25% from 2013, compared to previous guidance of $308 million to $312 million. The Company plans to update its full financial guidance on its third quarter conference call, which is currently scheduled for November 5, 2014, and its previous guidance is no longer valid.

Wright to Host Third Quarter 2014 Conference Call and Webcast

Wright will host a conference call on Wednesday, November 5, 2014, at 3:30 p.m. Central Time to discuss the Company’s operating results for its third quarter ended September 30, 2014. Operating results will be released at 3:00 p.m. Central Time that day.

The live dial-in number for the call is 866-515-2910 (U.S.) / 617-399-5124 (International). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright Medical’s corporate website at www.wmt.com. The call will be archived on this site for a minimum of 12 months.

A recording of the call will be available beginning at 5:30 p.m. Central Time on November 5, 2014 through November 12, 2014. To hear this recording, dial 888-286-8010 (U.S.) / 617-801-6888 (International) and enter code 57003075.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Note on Non-GAAP Financial Measures

The Company uses the non-GAAP financial measure of net sales, excluding the impact of foreign currency. The Company’s management believes that the presentation of this measure provides useful information to investors and may assist investors in evaluating the Company’s operations, period over period. Management uses this measure internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” as defined under U.S. federal securities laws, concerning, among other things, the approvable status and anticipated final PMA approval of Augment® Bone Graft, and the positive effects such final approval is anticipated to have for patients, surgeons and our business, our plans to address the FDA inspection requirements set forth in the approvable letter, our revised 2014 guidance, and the potential for future growth in our business. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements in this press release include the risk that we are unable to complete the requirements for FDA approval of Augment® Bone Graft, the risk that, when approved, market acceptance of Augment® Bone Graft is less than anticipated, the risk that product quality or patient safety issues have an adverse impact on our product development plans, the risk that we are unable to achieve our operations targets for the balance of fiscal 2014; and the additional risks and uncertainties are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and as may be supplemented in our Quarterly Reports on Form 10-Q).

Important Additional Information and Where to Find It

In connection with the proposed merger with Tornier N.V. (“Tornier”), Tornier plans to file with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a joint proxy statement of the Company and Tornier that also constitutes a prospectus of Tornier. The Company and Tornier will make the joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and the Company with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and the Company. Requests for copies of the joint proxy statement/prospectus and other documents filed by the Company with the SEC may be made by contacting Julie Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

The Company, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s and Tornier’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of the Company stock is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of the Company and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of the Company and Tornier shareholders will be included in the joint proxy statement/prospectus.

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